UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of principal executive offices)	(Zip Code)

(813) 313-1732

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On April 21, 2021, Primo Water Corporation (the “Company”) issued a press release announcing the proposed offering by the Company’s wholly owned subsidiary, Primo Water Holdings Inc. (the “Issuer”), of $750 million in aggregate principal amount of 4.375% Senior Notes due 2029 (the “New Notes”) .

On April 21, 2021, the Company issued a press release announcing that the Issuer priced the previously announced offering (the “New Notes offering”) of the Issuer’s $750 million in aggregate principal amount of 4.375% Senior Notes due 2029. The New Notes will mature on April 30, 2029 and interest on the New Notes will accrue and be payable semi-annually in arrears on April 30 and October 31 of each year, commencing on October 31, 2021 at the rate of 4.375% per annum. The New Notes will yield gross proceeds to the Issuer of $750 million.

The New Notes will be guaranteed by the Company and certain of the Company’s existing subsidiaries that are obligors under the Company’s senior secured credit facility, 5.50% Senior Notes due 2025 and 3.875% Senior Notes due 2028. Certain of the Company’s subsidiaries will not be guarantors of the New Notes.

The net proceeds from the New Notes offering, together with cash on hand, will be used to redeem all of the Company’s outstanding 2025 Notes and to pay the related premium, fees and expenses. In connection therewith, on April 22, 2021, the Company caused to be delivered to holders of its 2025 Notes a notice of conditional full redemption for all $750 million of its 2025 Notes. The redemption is conditioned upon the Issuer having received at least $750.0 million in gross proceeds from the New Notes offering. The expected redemption date is May 2, 2021.

The New Notes and the related guarantees will be offered to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. This Current Report on Form 8-K (“Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy the Notes or a notice of redemption of the 2025 Notes. Any offers of the New Notes will be made only by means of a private offering memorandum. The New Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

The press release relating to the launch of the New Notes offering is attached hereto as Exhibit 99.1. The press release relating to the pricing of the New Notes offering is attached hereto as Exhibit 99.2. The information “furnished” pursuant to this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On April 21, 2021, the Issuer, the Company and certain other subsidiaries of the Company (collectively with the Company, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers named in Schedule I therein (the “Initial Purchasers”) for a private placement offering of the New Notes. Pursuant to the Purchase Agreement, the Initial Purchasers agreed to purchase the New Notes.

Among other things, pursuant to the Purchase Agreement, the Company, the Issuer and each of the other Guarantors (i) agreed, for a period of 60 days, not to, without the prior written consent of BofA Securities, Inc., as representative of the Initial Purchasers, offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company or the Issuer substantially similar to the New Notes or securities convertible into or exchangeable for such debt securities of the Company or the Issuer, or sell or grant options, rights or warrants with respect to such debt securities of the Company or the Issuer or securities convertible into or exchangeable for such debt securities of the Company or the Issuer; and (ii) agreed to indemnify the Initial Purchasers with respect to certain aspects of the New Notes offering. The Purchase Agreement also contains customary representations, warranties and agreements by the Issuer, the Company and each of the other Guarantors.

The New Notes were offered and are anticipated to be sold by the Issuer to the Initial Purchasers at a price set forth in the Purchase Agreement in reliance on an exemption pursuant to Section 4(a)(2) of the Securities Act and other applicable laws. Delivery to the Initial Purchasers of, and payment for, the New Notes is anticipated to be made on or about April 30, 2021. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In Canada, the New Notes will be offered and sold on a private placement basis in certain provinces to accredited investors in reliance on available exemptions from the prospectus requirement of applicable Canadian securities laws.

The obligation of the Initial Purchasers to purchase the New Notes are subject to customary terms and conditions, including accuracy of representations and warranties of the Issuer and the Guarantors, and receipt of legal opinions and certificates, in each case as set forth in the Purchase Agreement.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report include, but are not limited to, statements related to the Issuer’s intention to issue and sell the New Notes, the consummation of the New Notes offering and the Issuer’s use of the net proceeds therefrom. The forward-looking statements are based on assumptions regarding the ability and time necessary to satisfy the conditions to the closing of the New Notes offering and the consummation of the Redemption, and management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to the risk factors contained in the Company’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the Securities and Exchange Commission. The Company does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Item 9.01	Financial Statements and Exhibits

   (d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 21, 2021, issued by Primo Water Corporation.

99.2	Press Release, dated April 21, 2021, issued by Primo Water Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)
April 22, 2021
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary